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                                                                    EXHIBIT 21.1


                 SUBSIDIARIES OF ALLIANCE LAUNDRY SYSTEMS LLC
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               NAME OF SUBSIDIARY                  PLACE OF INCORPORATION
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        1. Alliance Laundry Corporation            Delaware
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        2. Alliance Commercial Appliance           Delaware
           Receivables LLC
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        3. Alliance Commercial Appliances          Delaware
           Finance LLC
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        4. Alliance Laundry S.A.                   Argentina
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        5. Alliance Laundry Receivables            Delaware
           Warehouse LLC
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